EXHIBIT 5.1
Munck Butrus, P.C.
Attorneys and Counselors
900 Three Galleria Tower
13155 Noel Road
Dallas, Texas 75240
Telephone (972) 628-3600 • Facsimile (972) 628-3616
April 24, 2006
Rim Semiconductor Company
305 NE 102nd Avenue, Suite 105
Portland, Oregon 97220

Re:	Offering of up to 359,248,679 Shares of Common Stock of Rim Semiconductor Company
Ladies and Gentlemen:
     We have acted as counsel to Rim Semiconductor Company, a Utah corporation (the “Company”), in connection with the preparation of a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the “Act”), to be filed on or about the date hereof by the Company with the Securities and Exchange Commission. Such Registration Statement (the “Registration Statement”) relates to the resale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, by the selling shareholders named in the Registration Statement, of the following securities:
(i)	14,967,523 shares of common stock held by the selling shareholders (the “Shares”);

(ii)	shares of common stock issuable to the selling shareholders on the conversion of principal and interest of debentures (the “Debenture Shares”);

(iii)	shares of common stock issuable to the selling shareholders on the exercise of options and warrants (the “Warrant Shares”); and

(iv)	shares of common stock that the Company may be required to issue to certain of the selling shareholders as liquidated damages or in the event of certain adjustments to the conversion price of the debentures or the exercise price of the warrants (the “Adjustment Shares”), pursuant to the terms of that certain Registration Rights Agreement, dated as of March 6, 2006, among the Company and the selling shareholders that are parties thereto (the “Registration Rights Agreement”).
You have requested our opinion with respect to certain legal matters described below.
     In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Restated Articles of Incorporation and the Bylaws, as amended, of the Company; (ii) resolutions of the Board of Directors of the Company; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have considered appropriate for purposes of the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to

Rim Semiconductor Company
April 24, 2006

original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.
     Based on the foregoing examination and subject to the comments and assumptions noted below, we are of the opinion that:
1.	The Shares are duly authorized, validly issued, fully paid and non-assessable.

2.	The Debenture Shares are duly authorized and, when issued and delivered upon conversion of the applicable debentures or in payment of interest accrued thereon, in accordance with the terms of such debentures, will be validly issued, fully paid and non-assessable.

3.	The Warrant Shares are duly authorized and, when issued and delivered upon payment of the exercise price therefor and exercise of the options or warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

4.	The Adjustment Shares are duly authorized and, when issued and delivered in accordance with the terms of the Registration Rights Agreement, will be validly issued, fully paid and non-assessable.
     This opinion is limited in all respects to the corporate law of the State of Utah as in effect on the date hereof.
     This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Munck Butrus, P.C.